UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2007

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2007, Live Nation Worldwide, Inc., a controlled subsidiary of Live Nation, Inc. ("Live Nation"), entered into a Purchase Agreement (the "Purchase Agreement") with Laurence Chicago, LLC and Laurence Chicago Ventures, LLC (collectively the "Purchasers") to sell (i) its indirect 50% membership interest in Broadway in Chicago, LLC ("BIC") held through two of its subsidiaries, (ii) its indirect interest in fee title to the Ford Center for the Performing Arts - Oriental Theater located in Chicago, Illinois and (iii) its indirect 50% interest in the leasehold on the Cadillac Palace Theater in Chicago, Illinois for $60 million in cash. The Purchasers are wholly-owned by James L. Nederlander, who owns an indirect controlling interest in the other outstanding membership interests in BIC that are not owned by Live Nation. The completion of the transaction is expected to occur on or before December 17, 2007, subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Purchase Agreement, will be filed as soon as practicable, and in any event not later than four days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

November 14, 2007	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer